UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On or after May 6, 2014, the following communication was sent to certain CME Group Class B-2 shareholders:

Joseph M. Guinan Jr.

Chairman and CEO

May 6, 2014

Dear IMM Member/Class B-2 Shareholder,

I am writing to draw your attention to and seek your support for a great candidate running for the CME Group Board of Directors. Pat Maloney is a long-time member with an IMM seat and is seeking election as a Class B-2 director. He has spent his career on the Exchange floor and also fully appreciates the electronic marketplace which now handles most of the Exchange volume. His career has been marked by an eagerness to listen to all points of view. Those of us who have known him for decades can attest that Pat is a very fair and reasonable man with the utmost integrity.

As Pat’s letter highlights, he views his potential role on the Board as an opportunity to focus on increasing conversation about trading opportunities, expanding the business and generating new client participation. Pat is also extremely concerned about ensuring reasonable costs for all market participants.

I share Pat’s interests and believe he would be a great addition as our Class B-2 director on the CME Group Board of Directors.

Best regards,

231 S. LaSalle St. Suite 1400, Chicago IL 60604

p.312.800.7000 f.312.800.7810

*     *     *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 21, 2014. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

231 S. LaSalle St. Suite 1400, Chicago IL 60604

p.312.800.7000 f.312.800.7810